Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinions dated June 18, 2010, except for note 14 which is as of January 14, 2011, on the revised financial statements of Minera Licancabur S.A. (the Company) for the years ended March 31, 2010 and 2009 included in its Registration Statement on Form S-1 being filed by the Company.

/s/ Schwartz Levitsky Feldman llp
Toronto, Canada	Chartered Accountants
January 12, 2010	Licensed Public Accountants